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                                                        EXHIBIT 2




                                   December 30, 1996





To each of the Original Holders
listed on the signature
pages hereto

Dear Sirs:

         This agreement is made in connection with the Agreement and Plan of Merger, dated as of October 11, 1996 (the "Merger Agreement") by and between Strategic Diagnostics Inc., a Delaware corporation ("SDI") and EnSys Environmental Products, Inc., a Delaware corporation (the "Company"), pursuant to which SDI shall be merged with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law and the terms of the Merger Agreement. The merger consideration received by the Original Holders (as hereinafter defined) includes, common stock, par value $.01, of the Company (the "Common Stock"), Series A Convertible Preferred Stock (the "Preferred Stock"), par value $.01, of the Company that is convertible into shares of Common Stock, and warrants (the "Warrants") to purchase shares of Common Stock. The Company covenants and agrees with each of you (the "Original Holders") as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

              "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

              "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company, as constituted as of the date of this Agreement.

              "Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Preferred Shares, together with any shares of Common Stock issued on or with respect to other Conversion Shares by way of a stock split, stock dividend or the like.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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              "Perkin-Elmer Shares" shall mean 1,308,724 shares of Common Stock issued pursuant to the Merger Agreement to The Perkin-Elmer Corporation.

              "Preferred Shares" shall mean an aggregate of 2,164,362 shares of Preferred Stock issued pursuant to the Merger Agreement to DSV Partners IV, Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P.

              "Registration Expenses" shall mean the expenses so described in
Section 8.

              "Restricted Stock" shall mean the Conversion Shares, Perkin-Elmer Shares, and Warrant Shares, excluding Conversion Shares, Perkin-Elmer Shares, and Warrant Shares which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) are eligible for public sale without limitation as to amount pursuant to Rule 144 or Rule 145 under the Securities Act.

              "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Selling Expenses" shall mean the expenses so described in
Section 8.

              "Transfer" shall include any disposition of any Preferred Shares, Perkin-Elmer Shares, Conversion Shares and Warrant Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

              "Warrant Shares" shall mean shares of Common Stock issued upon exercise of the Warrants, together with any shares of Common Stock issued on or with respect to other Warrant Shares by way of stock split, stock dividend or the like.

         2. Restrictive Legend. The Preferred Shares, Perkin-Elmer Shares, Conversion Shares and Warrant Shares shall not be transferable, except upon the conditions specified in Sections 2 and 3 hereof, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof. Each certificate representing Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

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    "THIS SECURITY HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES
    ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED DECEMBER 30, 1996 AMONG THE COMPANY AND THE SIGNATORIES THERETO AND THE SECURITIES ACT OF 1933, AS AMENDED."

         3. Notice of Proposed Transfer. Prior to any proposed Transfer of any Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares (other than under the circumstances described in Sections 4 or 5), the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a Transfer to one or more partners of an Original Holder (in the case of an Original Holder that is a partnership) or to an affiliated corporation of an Original Holder (in the case of an Original Holder that is a corporation), if, with respect to such Transfer, the transferee agrees in writing to be subject to the terms of Sections 2, 3 and 10 hereof, to the same extent as if such transferee were originally a signatory to this Agreement.
Each certificate for Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares transferred as above provided shall bear the legend set forth in
Section 2, except that such certificate shall not bear such legend if (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4. Required Registration. (a) At any time after the date which is six (6) months from the date of this Agreement, any two (2) of the three (3) holders of Restricted Stock acting together as a group may request on two (2) separate occasions the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been

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requested shall constitute at least the lesser of (i) 50% of the total shares of Restricted Stock originally issued to such holders, or (ii) the remaining shares of Restricted Stock held by such holders, but in any event not less than 1,500,000 shares of Restricted Stock. For purposes of this Section 4 and Sections 5, 12(a) and 12(d), the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Stock held by such holder at such time and the number of shares of Restricted Stock which would be issuable to a holder of Warrants upon exercise of all Warrants held by such holder at such time, provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Section 5, the holders of Preferred Shares and Warrants shall be entitled to sell such Preferred Shares and Warrants to the underwriters for conversion or exercise, respectively, and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Section 5 and in which there shall have been effectively registered at least fifty percent (50%) of the shares of Restricted Stock as to which registration shall have been requested.

              (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use all reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the shares of Restricted Stock to be sold in such offering, which approval shall not be unreasonably withheld, conditioned or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering at least the lesser of (i) 50% of the total shares of Restricted Stock originally issued or (ii) 75% of the shares of Restricted Stock specified in notices

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received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective; provided, further, however, that any registration proceeding begun pursuant to this
Section 4 which is subsequently withdrawn at the request of the holders of a majority of the shares of Restricted Stock requested to be registered shall count toward such two registration statements which the holders of the shares of Restricted Stock have the right to cause the Company to effect pursuant to this Section 4.

              (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, or any issued and outstanding shares of Common Stock to be sold by others except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

         5. Incidental Registration. If the Company at any time (other than pursuant to Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use all commercially reasonable efforts (subject to the rights of any holders of securities of the Company, other than the Company, included in such registration) to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock as a group to be included in such an underwriting may be reduced (pro rata among the holders of Restricted Stock based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the

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marketing of the securities to be sold by the Company or other holder of securities of the Company. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

         6. Holdback Agreement. If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Sections 4 and 5) for sale to the public, the Original Holders shall not sell publicly, make any short sale of, grant an option for the purchase of, or otherwise dispose of, any shares of Restricted Stock (other than those shares of Common Stock included in such registration pursuant to Sections 4 or 5) without the prior written consent of the Company for a period designated by the Company in writing to the holders of shares of Restricted Stock, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offer will be made and shall not last more than 180 days after the effective date of such registration statement.

         7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4 or 5 to use all reasonable efforts or all commercially reasonable efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

              (a) prepare and file with the Commission a registration statement on Form S-1 or Form S-3 if available with respect to such securities and use all reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided) (subject, in the case of any Incidental Registration, to the rights of the Company to abandon any such registration as set forth in Section 5);

              (b) with respect to any registration pursuant to Section 4, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

              (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration

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statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

              (d) use all reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

              (e) use all reasonable efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

              (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use all reasonable efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the seller or sellers making such request; and (ii) at the request of either the underwriters or sellers of Restricted Stock, a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement

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thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

              (h) make reasonably available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case as and to the extent necessary to permit the sellers to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, the sellers will act through a single law firm and a single accounting firm and will enter into confidentiality agreements with the Company in form and substance reasonably satisfactory to the Company and the sellers prior to receiving any confidential or proprietary information of the Company.

         For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby, or nine (9) months after the effective date thereof.

         In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are

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customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. Expenses. All expenses (both third party and internal) incurred by the Company in complying with Sections 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock, and all fees and disbursements of legal counsel for the sellers of Restricted Stock, are called "Selling Expenses".

         The Company will pay all Registration Expenses in connection with each registration statement under Sections 4 or 5. All Selling Expenses in connection with each registration statement under Sections 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         9. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4 or 5, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by

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them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

              (b)  In the event of a registration of any of the Restricted
Stock under the Securities Act pursuant to Sections 4 or 5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall not in any event exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

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              (c)  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in

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each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) as is appropriate to reflect the relative fault of the Company and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as the relative benefit received by the Company and such holder as a result of the offering in question, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         10. Removal of Legends, Etc. Notwithstanding the foregoing provisions of Sections 2 through 9 hereof, the restrictions imposed by Sections 2 through 9 on the transferability of any Preferred Shares, Conversion Shares, Warrant Shares and Perkin-Elmer Shares shall cease and terminate when (a) any such Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3 hereof that does not require that the securities transferred bear the legend set forth in Section 2 hereof, or (b) the holder of such Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares has met the requirements for transfer pursuant to subparagraph (k) of Rule 144 (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by Sections 2 through 9 hereof have terminated, a holder of a certificate for such Preferred Shares, Perkin-Elmer Shares, Conversion Shares or Warrant Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2 hereof and not containing any other reference to the restrictions imposed by this Agreement.

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         11.  Changes in Common Stock or Preferred Stock.  If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

              (b) use all reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         13. Representations and Warranties of the Company. The Company represents and warrants to each of the Original Holders as follows:

              (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or its subsidiaries or any provision of any indenture, agreement or other instrument to which it or its subsidiaries or any or their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any

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nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

              (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         14.  Miscellaneous.

              (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Shares, Perkin-Elmer Shares, Warrants, or Restricted Stock, shall only inure to the benefit of a transferee of Preferred Shares, Perkin-Elmer Shares, Warrants, or Restricted Stock, if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued pursuant to the Merger Agreement to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

              (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

                   if to the Company, at:

                   Strategic Diagnostics Inc.
                   128 Sandy Drive
                   Newark, DE 19713-1147
                   Attn: President

                   if to any Original Holder, at the most recent address given by such party to the Company;

                   if to any subsequent holder of Preferred Shares, Perkin-Elmer Shares, Warrants, or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Perkin-Elmer Shares or Restricted Stock) or to the holders of Preferred Shares, Perkin-Elmer Shares or Restricted Stock
(in the case of the Company) in accordance with the provisions of this paragraph.

              (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

              (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock. In addition, the Agreement may not be amended in a manner that is materially adverse to the rights of the parties hereunder without the written consent of the holders of at least a majority of the outstanding shares of Restricted Stock.

              (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (f) The obligations of the Company to register shares of Restricted Stock under Sections 4 or 5 shall terminate on the fifth anniversary of the date of this Agreement.

              (g) Notwithstanding the provisions of Section 6(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

              (h) From the date of this Agreement, the Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

              (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                  Very truly yours,

                                  ENSYS ENVIRONMENTAL
                                  PRODUCTS, INC.


                                  By: /s/Grover C. Wrenn
                                      -----------------------------
                                      Title: President and Chief
                                             Executive Officer


AGREED TO AND ACCEPTED as of
the date first above written.


DSV PARTNERS IV

By: DSV Management, Ltd.,
    its general partner

By:  /s/Mort Collins
     ----------------------------
     General Partner


EDISON VENTURE FUND II, L.P.

By: Edison Partners II, L.P.,
    General Partner

By:  /s/Richard J. Defieux
     ----------------------------
    General Partner


EDISON VENTURE FUND II-PA, L.P.

By: Edison Partners II, L.P.,
    General Partner

By:  /s/Richard J. Defieux
     ----------------------------
    General Partner


THE PERKIN-ELMER CORPORATION


By:  /s/Stephen O. Jaeger
     ----------------------------


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